SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x] Filed by a party other than the Registrant [ ] Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, For Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule14a-12

                            AMES NATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange  Act Rules  14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

         -------------------------------
         (2)   Aggregate number of securities to which transaction applies:

         -------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -------------------------------
         (4)   Proposed maximum aggregate value of transaction:

         -------------------------------
         (5)   Total fee paid:

         -------------------------------
[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as  provided  by  Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------
     (3) Filing Party:

     -------------------------------
     (4) Date Filed:

     -------------------------------

                                 March 20, 2003

Dear Shareholder:

You are invited to attend the 2003 Annual Meeting of Shareholders of Ames National Corporation to be held on Wednesday, April 23, 2003 in Benton Auditorium at the Scheman Building, Iowa State Center, Ames, Iowa. Registration begins at 4:00 p.m. with the Annual Meeting to commence at 4:30 p.m. Immediately following the Annual Meeting there will be a social and a dinner. Enclosed are the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and 2002 Annual Report to Shareholders.

At the Annual Meeting, four directors will be elected to the Board of Directors. Two current members' names are being placed in nomination for re-election and two new names will be presented to replace Robert W. Stafford and Dale F. Collings, who will be retiring from the Board. Management will report on the operations and activities of the Company with an opportunity to ask questions.

The social and dinner, also in the Scheman Building, are being held to celebrate
the  100th   anniversary  of  First  National  Bank,  Ames,   Iowa.   Highlights
commemorating this milestone achievement will be presented at the dinner.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to mark, sign, date and return your Proxy Card as soon as possible in the enclosed postage-paid envelope. Returning the Proxy Card will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Boards of Directors, officers and staff of Ames National Corporation, Boone Bank & Trust Co., First National Bank, Randall-Story State Bank, State Bank & Trust Co. and United Bank & Trust NA, we thank you for your continued support and look forward to visiting with you at the Annual Meeting and dinner on April 23rd.

Sincerely,

/s/ Daniel L. Krieger
---------------------
Daniel L. Krieger
President

                            AMES NATIONAL CORPORATION
                                405 Fifth Street
                                Ames, Iowa 50010

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 23, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the "Company"), will be held on Wednesday, April 23, 2003, at 4:30 o'clock p.m., local time, at the Scheman Building, Iowa State Center, Ames, Iowa, and at any adjournment or postponement thereof (the "Meeting"), for the following purposes:

1.   To elect four members of the Board of Directors.

2. To consider such other business as may properly be brought before the Meeting.

The Board of Directors has fixed the close of business on March 19, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

TO INSURE YOUR  REPRESENTATION AT THE MEETING,  THE BOARD OF DIRECTORS  REQUESTS
THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY REVOKE YOUR PROXY AND DO SO.

                                              By Order of the Board of Directors


                                             /s/ John P. Nelson
                                             -----------------------------------
                                             John P. Nelson
March 20, 2003                               Vice President and Secretary
Ames, Iowa

                            AMES NATIONAL CORPORATION
                                405 Fifth Street
                                Ames, Iowa 50010

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 23, 2003

This  Proxy  Statement  is  furnished  to  the  shareholders  of  Ames  National
Corporation, an Iowa corporation, (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, April 23, 2003, at 4:30 o'clock p.m., local time, at the Scheman Building, Iowa State Center, Ames, Iowa, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and form of Proxy enclosed herewith are first being sent to the shareholders of the Company entitled thereto on or about March 20, 2003.

Only shareholders of record at the close of business on March 19, 2003 are entitled to notice of and to vote at the Meeting. There were 3,128,982 shares of the Company's common stock (the "Common Stock") outstanding at the close of business on that date, all of which will be entitled to vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Meeting. Holders of the shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters to properly come before the Meeting. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter.

If the accompanying Proxy is properly signed and returned and is not revoked, the shares represented thereby will be voted in accordance with the instructions indicated thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein. Election of any nominee for director will require the affirmative vote of a plurality of those shares voting at the Meeting in person or by proxy.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, e-mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the

Meeting if any shareholder who does not expect to attend the Meeting in person will return a signed Proxy promptly.

A shareholder may revoke his or her Proxy at any time prior to the exercise thereof by filing with the Secretary of the Company at the Company's principal office at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: Secretary, either a written revocation of the Proxy or a duly executed Proxy bearing a later date. A shareholder may also revoke the Proxy by attending the Meeting and voting in person. Attendance at the Meeting without voting in person will not serve as the revocation of a Proxy.

                         INFORMATION CONCERNING NOMINEES
                            FOR ELECTION AS DIRECTORS

The Board of Directors of the Company currently consists of nine members. The Board of Directors is divided into three classes for the purpose of electing and defining the terms of office of the directors. All directors are elected to serve three-year terms, with approximately one-third of the directors being elected on an annual basis. The terms of four directors will expire at the Meeting. The Board of Directors has determined that, in order to provide for three classes of directors with an equal number of directors in each class, one director will be elected at the Meeting to serve a two year term and three directors will be elected at the Meeting to serve three year terms. This action will ultimately result in three classes of directors, with three directors in each class and each director being elected to serve a three year term.

The directors to be elected at the Meeting will include one director who will serve for a two year term expiring at the annual meeting of shareholders to be held in 2005 and three directors who will each serve a three-year term expiring at the annual meeting of shareholders to be held in 2006. The director serving the two year term and the three directors serving three years terms shall each serve until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the Proxy will be voted for such substitute, if any, as the Board of Directors may designate.

Set forth below are the names of the four persons nominated by the Board of Directors for election as directors at the Meeting, along with certain other information concerning such persons. Two of the nominees are currently serving as directors of the Company and two of the nominees are new candidates for election to the Board of Directors.

Nominee for a Two Year Term

Betty A. Baudler                       Ms.  Baudler has served as a director of the Company since 2000.  She
Age 49                                 is the  President  of  Baudler  Enterprises,  Inc.,  a sign  business located  in  Ames,  Iowa  and the  former
                                       owner  and   General   Manager  of  radio
                                       stations  KASI and KCCQ  located in Ames,
                                       Iowa.
Nominees for Three Year Terms

Robert L. Cramer                       Mr.  Cramer has served as a director of Boone Bank & Trust Co, one of
Age 62                                 the Company's  affiliate  banks,  since 1999. He is the President and
                                       Chief Operating  Officer of Fareway  Stores,  Inc., a privately owned company  operating  81  grocery  stores  in Iowa  and  Illinois.  Mr.
                                       Cramer has not previously served as a director of the Company.

James R. Larson II                     Mr.  Larson has served as a director  of the Company  since 2000.  He
Age 51                                 is the  President  of ACI  Mechanical,  Inc.,  a heating  and cooling contractor located in Ames, Iowa.

Warren R. Madden                       Mr.  Madden has served as Vice  President  of Business and Finance at
Age 63                                 Iowa State  University  since 1984. Iowa State  University is a major land grant  university  located in Ames,  Iowa with an  enrollment of nearly 28,000  students.  Mr. Madden has not  previously  served as a director of the Company.

The Board of Directors recommends a vote FOR the election of each of the foregoing nominees to the Board of Directors.

                        INFORMATION CONCERNING DIRECTORS

                               OTHER THAN NOMINEES

Set forth below is certain information with respect to directors of the Company who will continue to serve subsequent to the Meeting and who are not nominees for election at the Meeting.

Directors Whose Terms will Expire in 2004

James R. Christy                       Mr.  Christy has served as a director of the Company  since 1993. He
Age 73                                 is a retired  Iowa State  University  Extension  Director and former mayor of the City of Nevada, Iowa.

Daniel L. Krieger                      Mr.  Krieger has served as a director of the Company  since 1978. He
Age 66                                 has  been  employed  as  President  of the  Company  since  1999 and previously  as  President  of First  National  Bank from 1984  until
                                       1999.

Marvin J. Walter                       Mr.  Walter has served as a director of the Company  since 1978.  He
Age 62                                 is the  President  of Dayton Road  Development  Corporation,  a real estate development company located in Ames, Iowa.
Directors Whose Terms will Expire in 2005

Douglas C. Gustafson, DVM                  Dr.  Gustafson  has served as a director  of the  Company  since
Age 60                                     1999.  He is a  practicing  veterinarian  and  partner  in Boone
                                           Veterinary Hospital located in Boone, Iowa.

Charles D. Jons, MD                        Dr.  Jons has served as a director  of the  Company  since 1996.
Age 62                                     He  retired  in  1999  after  a 20 year  medical  practice  with
                                           McFarland Clinic in Ames, Iowa and is
                                           currently a self-employed health care
                                           consultant.

None of the nominees or directors serve as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940. There are no family relationships among the Company's directors and executive officers.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors holds regular quarterly meetings and held four such meetings during 2002. The Board of Directors also held one special meeting during 2002. During 2002, each of the directors of the Company attended at least 75% of all meetings of the Board of Directors and meetings of committees to which such director was appointed.

The Board of Directors has established the Audit Committee and the Compensation Committee as standing committees of the Board of Directors. In November 2002, the Board of Directors established a Nominating Committee. Additional information concerning each of the committees and the directors serving thereon follows:

Audit Committee

The Audit Committee is responsible for review of the Company's auditing, accounting, financial reporting and internal control functions and for the selection and recommendation of independent accountants to the Board of Directors. In addition, the Audit Committee is expected to monitor the quality of the Company's accounting principles and financial reporting as well as the independence of, and the non-audit services provided by, the Company's independent accountants. The Board of Directors adopted a written charter for the Audit Committee on May 8, 2002, a copy of which is included as an appendix to this Proxy Statement.

During 2002, the Audit Committee consisted of Mr. Walter, who acted as chairman, Dr. Jons and Ms. Baudler, all of whom are independent directors (as determined in accordance with the definition of "independent director" established by the National Association of Securities Dealers). The Audit Committee met on one occasion during 2002.

Compensation Committee

The Compensation Committee determines and makes recommendations to the Board of Directors on all elements of compensation for the Company's executive officers. A report of the Compensation Committee appears in this Proxy Statement.

During 2002, the Compensation Committee consisted of Mr. Christy, who acted as chairman, Dr. Gustafson and Mr. Larson. The Compensation Committee met on two occasions during 2002.

Nominating Committee

The Nominating Committee is responsible for reviewing and recommending to the Board of Directors the names of nominees for election as directors.

The Nominating Committee consisted of Mr. Christy, who acted as chairman, Mr. Walter and Mr. Krieger. The Committee met once during 2002.

Director Compensation

During 2002, each director of the Company (with the exception of Mr. Krieger) was paid a fee of $400, with the Chairman of the Board receiving $600, for each regular Board of Directors meeting attended. Directors were not paid for attending the special meeting of the Board of Directors. Directors were paid a separate one-time fee of $280, with the committee chairman receiving $365, for attending meetings of the Audit Committee and the Compensation Committee. Directors of the Company (with the exception of Mr. Krieger) who also serve as directors of one or more of the Company's affiliate banks (the "Banks") received fees during 2002 for board and committee meetings attended at the Bank level.

Nominations

The Nominating Committee will consider, as part of its nomination process, any nominee submitted by a shareholder of the Company, provided such shareholder has complied with the procedure set forth in the Company's bylaws for the submission of nominees. In order to submit the name of a nominee, a shareholder must provide written notice of such nominee, accompanied by other information concerning the nominee as specified in the bylaws, to the Secretary of the Company no less than 120 days prior to the date of the proxy statement distributed by the Company in connection with the prior year's annual meeting of shareholders. A nomination with respect to the election of directors at the annual meeting of shareholders to be held in 2004 would need to be submitted no later than November 21, 2003. A copy of the relevant provisions of the bylaws pertaining to nominations may be obtained by contacting the Secretary of the Company. A shareholder who has complied with the procedure for submitting the name of a nominee may nominate such individual at an annual meeting notwithstanding that such individual has not been nominated for election by the Nominating Committee.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

Directors, Nominees and Named Executive Officers

The following table sets forth the shares of Common Stock beneficially owned as of February 28, 2003 by each director of the Company, by each nominee for director of the Company and by each executive officer of the Company or the Banks named in the Summary Compensation Table included herein (the "named executive officers") and by all directors and executive officers (including the named executive officers) as a group.

                                 Shares Beneficially        Percent of Total
Name                               Owned (1)(2)            Shares Outstanding

Betty A. Baudler                       5,640                       *
James R. Christy (3)                  10,192                       *
Dale F. Collings (4)                 114,108                     3.65%
Robert L. Cramer                       1,620                       *
Douglas C. Gustafson (5)              11,020                       *
Edward C. Jacobson (6)                37,000                     1.18%
Charles D. Jons, M.D (7)               4,664                       *
Daniel L. Krieger (8)                115,702                     3.70%
James R. Larson II                     4,595                       *
Warren R. Madden                           0                       *
Thomas H. Pohlman                      2,300                       *
Robert W. Stafford (9)               334,485                    10.69%
Jeffrey K. Putzier (10)                1,826                       *
Marvin J. Walter (11)                  5,043                       *
Terrill L. Wycoff  (12)               39,810                     1.27%

Directors and Executive
Officers (18) as a Group (13)        746,854                    23.87%

-----------------------------

Notes:

*    Indicates less than 1% ownership of outstanding shares.

(1) Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has sole investment or voting power or shares investment or voting power. Beneficial ownership may be disclaimed as to certain of the shares.

(2) Except as otherwise indicated in the following notes, each named individual owns his or her shares directly and has sole investment and voting power with respect to such shares.

(3) Includes 3,661 shares held in his spouse's name over which he has shared investment and voting power.

(4) Consists of 102,037 shares held in the name of Dale F. Collings and Ann L. Collings as co-trustees of the Collings Trust u/t/a/ dtd 2-12-98 and 12,071 shares held in the name of the Collings Share GST Trust created under the The Letsinger Trust, a Revocable Living Trust, u/t/a dated 4-2-86. Mr.
     Collings has shared investment and voting power with respect to the foregoing shares.

(5) Includes 2,500 shares held in his spouse's name over which he has shared investment and voting power.

(6) Includes 5,350 shares held in his spouse's name over which he has shared investment and voting power.

(7) Includes 4,370 shares held in the name of Charles D. Jons and Carolyn L. Jons, Trustees (and their successors) of the Charles and Carolyn Jons Trust u/t/a dtd 7-8-97 over which he has shared investment and voting power.

(8) Includes 16,500 shares held in his spouse's name over which he has shared investment and voting power and 58,055 shares held by the Ames National Corporation 401(k) Profit Sharing Plan with respect to which Mr. Krieger exercises shared investment and voting power in his capacity as trust officer of First National Bank which serves as trustee of that plan.

(9) Includes 77,876 shares held in his spouse's name, 48,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees and 109,053 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard
     C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees. Richard C. Stafford is Robert W. Stafford's deceased brother. Mr. Stafford has shared investment and voting power with respect to the foregoing shares, but disclaims any pecuniary interest in the shares held in the two trusts.

(10) Consists of shares held jointly with his spouse over which he has shared investment and voting power.

(11) Includes 80 shares held in his spouse's name over which he has shared investment and voting power.

(12) Includes 14,296 shares held in his spouse's name over which he has shared investment and voting power.

(13) Includes, in addition to shares owned by the directors and named executive officers, a total of 24,269 shares owned by five other executive officers of the Company or the Banks for whom individual disclosure of share ownership is not required. An additional 36,200 shares owned by the Josephine F. Tope Charitable Remainder Unitrust are also included in this total as one of the five executive officers exercises shared investment and voting power in his capacity as trust officer of State Bank & Trust Co. which serves as trustee of the trust.

Other Beneficial Owners

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner as of February 28, 2003 of more than five percent of the Common Stock.

                                       Shares Beneficially     Percent of Total
Name and Address                             Owned            Shares Outstanding
--------------------------------------------------------------------------------

George B. Coover (1)                        210,216                 6.72%
2533 Coral Brooke Drive
Sierra Vista, AZ 85650

Charlotte H. Stafford (2)                   168,733                 5.39%
9701 Meyer Forest Drive, Apt. 23302
Houston, TX 77096-4324
----------------------------

Notes:

(1) Consists of 158,216 shares held in the name of George B. Coover in his capacity as trustee of the Coover Family Trust - Trust A u/t/a 4/22/75 and 52,000 shares held in the name of Mr. Coover in his capacity as trustee of the Coover Family Trust - Trust B u/t/a 4/22/75. Mr. Coover is the brother-in-law of Robert W. Stafford.

(2) Consists of 11,680 shares held in the name of Charlotte H. Stafford in her individual capacity, 48,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees and 109,053 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees. Ms. Stafford holds shared investment and voting power with respect to the shares owned by the two trusts. Ms. Stafford is the sister-in-law of Robert W. Stafford. Beneficial ownership of the shares owned by the two trusts has also been reported under the holdings of Robert W. Stafford, although Mr. Stafford disclaims any pecuniary interest in such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the 1934 Act"), requires the directors and executive officers of the Company and the holders of more than ten percent of the Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Common Stock. The Company believes that during 2002 its directors, executive officers and ten percent shareholders complied with all
Section 16(a) filing requirements, with the exception of one Form 4 reporting one transaction that was filed late by director Charles D. Jons. In making these statements, the Company has relied upon an examination of the copies of Forms 3 and 4 provided to the Company and on the written representations of its directors and executive officers.

                             EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the President of the Company and the four other executive officers of the Company or the Banks who, based on their salary and bonus compensation, were the most highly compensated for the year ending December 31, 2002. All information set forth in this table reflects compensation earned by these individuals for services with the Company or the Banks, as applicable, for the year ending December 31, 2002, as well as their compensation for each of the years ending December 31, 2001 and December 31, 2000.

                           Summary Compensation Table

------------------------------------------------------------------------------
NAME, POSITION                                                   ALL OTHER
AND ORGANIZATION                   YEAR     SALARY     BONUS  COMPENSATION (1)
------------------------------------------------------------------------------

Daniel L. Krieger,                 2002    $177,108   114,518    $24,170
President of the                   2001    $166,115   $78,914    $19,124
Company                            2000    $165,900   $58,916    $16,695

Thomas H. Pohlmann,                2002    $126,420   $79,045    $25,665
President of First                 2001    $120,740   $54,522    $19,124
National BAnk                      2000    $112,200   $41,400    $15,085

Terrill L. Wycoff,                 2002    $122,040   $67,754    $24,356
Executive Vice President           2001    $114,240   $54,522    $18,985
of First National BAnk             2000    $104,100   $43,962    $14,541

Edward C. Jacobson,                2002    $105,000   $65,461    $20,720
Vice President and                 2001    $100,860   $45,435    $16,457
Treasurer of the                   2000    $ 92,700   $36,950    $12,733
Company and Senior
Vice President of First
National Bank

Jeffrey K. Putzier,                2002    $ 98,460   $25,818    $14,815
President of Boone Bank            2001    $ 92,880   $11,668    $ 9,756
& Trust Co.                        2000    $ 86,400   $14,000    $10,040

------------------------------------------------------------------------------

(1) Figures for 2002 consist of contributions made on behalf of the named executive officer to the Ames National Corporation 401(k) Profit Sharing Plan sponsored by the Company and the Banks for the benefit of their respective employees. Figures to 2001 and 2000 consist of contributions made on behalf of the named executive officer to the Ames National Corporation 401(k) Profit Sharing Plan and the Ames National Corporation Money Purchase Pension Plan sponsored by the Company and the Banks for the benefit of their respective employees. The Money Purchase Pension Plan was merged into the 401(k) Profit Sharing Plan effective January 1, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

This report describes the current compensation policy and practices as endorsed by the Board of Directors of the Company and the boards of directors of the Banks and the process followed in arriving at 2002 compensation provided to Daniel Krieger, President of the Company, and the other executive officers identified in the preceding Summary Compensation Table (collectively, the "executive officers"). Decisions regarding the compensation of Mr. Krieger are made by the Board of Directors of the Company upon recommendation of the Compensation Committee of the Board. Decisions regarding the compensation of the other executive officers are made by the board of directors of the particular Bank by which each of the executive officers is employed upon recommendation of the compensation committee of the particular board. Although compensation decisions are made at the Company and Bank levels, as applicable, the Company and the Banks all adhere to the same compensation policies and practices. Accordingly, the following description of the compensation policy and practices of the Compensation Committee of the Board of Directors of the Company is equally applicable to the policy and practices of the compensation committee of the particular Bank by which each of the executive officers is employed.

Compensation Policy and Practices

The executive compensation program of the Company has been designed to provide a fair and competitive compensation package that will enable the Company to compete for and retain talented executives and encourage superior performance through the award of performance-based compensation. The executive compensation package consists of the following components:

         *        base salary
         *        deferred salary
         *        performance awards
         *        benefits

Executive compensation decisions made by the Compensation Committee are guided by the Management Incentive Compensation Plan (the "MIC Plan") which provides for the allocation of total salary between base salary and deferred salary and establishes parameters for additional performance awards. Total salary (consisting of base salary and deferred salary) of the executive officer is established on an annual basis by the Compensation Committee. In establishing total salary, the Compensation Committee reviews individual performance, Company and Bank performance (primarily in terms of profitability ratios) as compared to peer groups on both a national and state basis and a compensation survey prepared by the Iowa Bankers Association providing state-wide peer group compensation data for similarly-sized institutions. No specific weight is accorded to the various factors considered, and the total salary established is ultimately a subjective decision on the part of the Compensation Committee. Once total salary has been established, the MIC Plan contains a formula whereby total salary is allocated between base salary (which is paid on a monthly basis and is not contingent on any performance standards) and deferred salary (which is paid only upon satisfaction of certain performance thresholds), as described below.

Under the MIC Plan, the Compensation Committee establishes on an annual basis an earnings threshold which is used to determine the payment of deferred salary and to define eligibility for earning additional performance awards over and above total salary. The earnings threshold is defined by selecting a return on assets target that the Compensation Committee views as representing sufficient performance to enable the executive officer to earn all deferred salary and to become eligible for additional performance awards in the event earnings exceed the threshold. In establishing the earnings threshold, the Compensation Committee reviews and relies primarily on national and state peer group return on asset ratios of financial institutions of similar size. Although the MIC Plan provides that the Company and Banks are generally expected to achieve results above the peer group ratio, the decision concerning the appropriate earnings threshold is ultimately a subjective decision of the Compensation Committee. The MIC Plan also requires the Compensation Committee to establish an earnings "floor" (below which no deferred salary will be earned) and a "ceiling" (which limits the amount of performance award compensation which may be paid during any year). The "floor" and "ceiling" earnings levels are also established on a subjective basis by the Compensation Committee.

Under the MIC Plan, the entitlement to deferred salary and additional performance awards are reviewed and determined on a semi-annual basis, comparing the actual earnings during the two prior calendar quarters against the earnings threshold established under the MIC Plan. If actual earnings are below the threshold, the executive officer will receive only a portion of the deferred salary (or no deferred salary at all if earnings are below the "floor") and no performance award. If actual earnings exceed the threshold, the executive officer will receive all deferred salary to which he is entitled. In addition, the executive officer will receive his pre-determined percentage of the performance award pool established under the MIC Plan, with such pool being an amount equal to 10% of the amount by which the actual earnings exceed the threshold (subject to the ceiling established by the Compensation Committee).

Each executive officer also receives on an annual basis a contribution to the Ames National Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") which is a defined contribution plan. The Company and the Banks previously sponsored the Ames National Corporation Money Purchase Pension Plan, but that plan was merged into the 401(k) Plan effective January 1, 2002. Under the 401(k) Plan, an executive officer, along with all other eligible employees of the Company and the Banks, may defer up to fifteen percent of total compensation on an annual basis and will receive a matching contribution from the Company or applicable Bank in an amount of up to two percent of total compensation. An additional contribution of five percent of total compensation (which is subject to a different vesting schedule than the two percent contribution) is made by the Company or applicable Bank to the account of each executive officer, as well as to the accounts of all other eligible employees of the Company and the Banks. In addition, the Board of Directors of the Company may make a discretionary contribution to the 401(k) Plan which historically has been based on the profitability of the Company and the Banks for the year. Such contribution, if made, is allocated among all eligible employees on a pro rata basis relative to total compensation. All contributions are subject to certain ceilings established by applicable law.

Compensation of President

The Compensation Committee used the executive compensation practices described above to determine Mr. Krieger's compensation for 2002. His total salary for 2002 was established at $291,626 based on a review by the Compensation Committee of his individual performance, Company and Bank performance and the Iowa Bankers Association 2002 Salary Survey with respect to the salaries paid to chief executive officers of Iowa-based banks with deposits in excess of $225 million. Under the MIC Plan, his total salary was allocated between base salary of $177,108 and deferred salary of $44,888. He earned all deferred salary to which he was entitled during 2002, based on actual earnings exceeding the thresholds established by the Compensation Committee at the beginning of the year. Mr. Krieger received performance awards in the amount of $69,630 during 2002, also on the basis of the aggregate earnings of the Banks exceeding the earnings threshold established by the Compensation Committee at the beginning of the year. He also received a contribution in the amount of $24,170 to the 401(k) Plan, the contributions having been determined in the manner described above.

The undersigned members of the Compensation Committee have submitted this report.

                                                       James R. Christy, Chair
                                                       Douglas C. Gustafson, DVM
                                                       James R. Larson II

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the proceeding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of the Banks during the fiscal year, who were previously officers or employees of the Company or the Banks, or who had any relationship otherwise requiring disclosure hereunder.

                          STOCK PRICE PERFORMANCE GRAPH

The performance graph omitted herein provides information regarding cumulative, five-year total return on an indexed basis of the Common Stock as compared with the NASDAQ Total US Index and the SNL Midwest OTC Bulletin Board Bank Index ("Midwest OTC Bank Index") prepared by SNL Financial L.C. of Charlottesville, Virginia. The latter index reflects the performance of 66 bank holding companies operating principally in the Midwest as selected by SNL Financial. The indexes assume the investment of $100 on December 31, 1997 in the Common Stock, the NASDAQ Total US Index and the Midwest OTC Bank Index, with all dividends reinvested. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

The data points used in the omitted graphical presentation is as follows:

                                                   Period Ending
                             ----------------------------------------------------------
Index                        12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
---------------------------------------------------------------------------------------
Ames National Corporation     100.00    147.57    168.06    126.14    130.14    158.32
NASDAQ - Total US*            100.00    140.99    261.48    157.42    124.89     86.33
SNL Midwest OTCBank Index     100.00    122.77    106.17     87.51     80.71    103.52

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved. crsp.com.

                    LOANS TO DIRECTORS AND EXECUTIVE OFFICERS
                         AND RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company, their associates or members of their families, were customers of, and have had transactions with, the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

In June of 2002, United Bank & Trust NA ("United Bank"), the Company's new affiliate bank located in Marshalltown, Iowa, purchased the real estate for its new office from Leo E. Herrick, the President of United Bank, and reimbursed Mr. Herrick for certain expenses he personally incurred related to the organization of United Bank. Mr. Herrick originally purchased the real estate in November of 2001 for $256,221 in anticipation of organizing United Bank and sold the property to United Bank for $263,550. The amount paid by United Bank was intended to cover the amount expended by Mr. Herrick to purchase the real estate and to reimburse him for $7,329 of interest he incurred on a personal loan used to finance the acquisition. United Bank also reimbursed Mr. Herrick for $18,783 of additional expenses he had personally incurred related to the organization of United Bank, consisting of $9,021 of accounting, legal and other professional fees, $9,575 for insurance, utilities and other amounts incurred in maintaining the property prior to the sale thereof to United Bank and $187 of miscellaneous expenses. The amounts paid to Mr. Herrick by United Bank for purchase of the real estate and the reimbursement of expenses were determined based on the actual out-of-pocket expenses incurred by Mr. Herrick. The amounts paid to Mr. Herrick were reviewed and approved by Mr. Krieger, President of the Company. The transactions did not result in any profit to Mr. Herrick.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board of Directors that they be included in the Company's annual report on Form 10-K. The Audit Committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with management and McGladrey & Pullen, LLP, the Company's independent auditors. The Audit Committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen, LLP, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ending December 31, 2002 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report.

                                                         Marvin J. Walter, Chair
                                                         Charles D. Jons, MD
                                                         Betty A. Baudler

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen LLP, Certified Public Accountants, provided accounting services to the Company during the year ended December 31, 2002. The Board of Directors, based on the recommendation of the Audit Committee, has selected McGladrey & Pullen LLP to provide accounting services to the Company for the year ending December 31, 2003. A representative of McGladrey & Pullen LLP is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and he is also expected to be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for 2002 and 2001, and fees billed for other services rendered by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc. during 2002 and 2001.

                                                2002                     2001
                                               --------------------------------

  Audit Fees (1)                               $48,550                  $74,475
  Audit Related Fees (2)                         6,000                    6,000
  Tax Fees  (3)                                 21,754                   11,100
  All Other Fees  (4)                           21,503                   18,783
                                               --------------------------------
                                               $97,807                 $110,358

(1) Audit fees consist of fees for audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and services related to the electronic filing of the Company's periodic reports to the Securities and Exchange Commission.

(2) Audit related fees consist of fees for audits of financial statements of certain employee benefit plans maintained by the Company and the Banks.

(3) Tax fees consist of fees for tax consultation and tax compliance services for the Company and certain employee benefit plans.

(4) All other fees consist of fees primarily related to consultations regarding the employee benefit plans.

During the years ended December 31, 2002 and 2001, McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc. did not perform any of the professional services with regard to financial information systems design and implementation as described in paragraph (c)(4)(ii) of Rule 2-02 of Regulation S-X.

The Audit Committee has considered whether the services provided by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc., apart from the audit services described under the heading "Audit Fees" above, are compatible with maintaining the independence of McGladrey & Pullen, LLP.

                            PROPOSALS BY SHAREHOLDERS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented as an item of business at the Annual Meeting of Shareholders to be held in 2004, the proposal must be received at the Company's principal executive offices no later than November 21, 2003. Such proposals will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company's proxy materials. Any shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely under the Company's bylaws unless received at the Company's principal executive offices no later than November 21, 2003 and unless such proposal contains the information required by the bylaws. Proposals should be submitted to the Company at its principal executive offices at 405 Fifth Street, Ames, Iowa 50010,
Attention: Secretary. A copy of the Company's bylaws may be obtained by contacting John P. Nelson, Vice President and Secretary, at the Company's principal executive offices.

                        AVAILABILITY OF FORM 10-K REPORT

Copies of the Company's Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the year ended December 31, 2002, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock upon written request directed to John P. Nelson, Vice President and Secretary, Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010.

                                  OTHER MATTERS

Management of the Company knows of no other matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any such other business. If any other matters do properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their judgment. The persons named in the Proxy will also have the power to vote for the adjournment of the Meeting from time to time.

A copy of the Annual Report to Shareholders for the year ended December 31, 2002, is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

To reduce expenses, the Company, in some cases, is delivering only one copy of this Proxy Statement and the Annual Report to Shareholders to certain shareholders who share an address, unless otherwise requested by one or more of the shareholders at a particular address. A separate Proxy for each shareholder is included in the voting materials. A shareholder who has received only one set of voting materials may request separate copies of the voting materials at no additional cost by contacting the Company at (515) 232-6251 or by writing to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010,
Attn: John P. Nelson, Vice President and Secretary. A shareholder may also contact the Company at the above number or address in the event a shareholder desires to receive separate voting materials for future annual meetings or if shareholders who share an address desire to receive a single copy of voting materials in lieu of the multiple copies they are now receiving.

The Report of the Compensation Committee on Executive Compensation, the Report of the Audit Committee (including the reference to the independence of the Audit Committee members) and the Stock Price Performance Graph contained herein are not being filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference in any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                                    APPENDIX

                            Ames National Corporation
                                   Ames, Iowa

                             Audit Committee Charter

Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities. The Audit Committee should review the Company's financial reports and other financial information; the Company's systems of internal controls and ethics policies that management and the Board have established; and the Company's auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee should foster adherence to, and should encourage continuous improvement of the Company's policies, procedures and practices. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

o    Review and appraise the audit efforts of the Company's external auditor.

o    Confirm and assure the independence of the external auditor.

o Provide an open avenue of communication among the external auditor, financial and senior management, and the Board of Directors.

Membership

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee member shall have accounting or related financial management expertise. Audit Committee members may desire to enhance their familiarity with finance and accounting by participating in educational programs.

The members of the Audit Committee shall be elected by the Board at the annual meeting or until their successors are elected and qualified. The Board shall appoint the Chairperson of the Audit Committee. Meetings

The Audit Committee shall meet at least annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the external auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the external auditor as needed during each audit year.

Responsibilities and Duties

The Audit Committee should:

Review

o    Annually review and update this Charter.

o Review the Company's annual financial statements, annual 10-K, and any certification, report, opinion, or review rendered by the external auditor.

External Auditor

o Recommend to the Board of Directors the selection of the external auditor, considering independent and effectiveness and approve the fees paid to the external auditor. On an annual basis, the Audit Committee should review and discuss with the external auditor all significant relationships the external auditor has with the Company to determine the auditor's independence.

o Review the performance of the external auditor and approve any proposed discharge of the external auditor by management.

o Periodically consult with the external auditor out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Process

o In consultation with the external auditor, review the integrity of the Company's financial reporting processes.

o    Consider  the  external   auditor's   judgements   about  the  quality  and
     appropriateness of the Company's accounting principals as applied in its financial reporting.

o Consider and approve, if appropriate, major changes to the Company's auditing and accounting principals and practices as suggested by the external auditor, management, or the internal auditing department.

o Establish regular and separate systems of reporting to the Audit Committee by management and the external auditor regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

o Following completion of the annual audit, review separately with management and the external auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

o Review any significant disagreement among management and the external auditor in connection with the preparation of the financial statements.

o Review with the external auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

o Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

o Review management's monitoring of compliance with the Company's Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

o Review, with the organization's counsel, any legal matter that could have significant impact on the organization's financial statements.

o Perform any other activities consistent with this Charter, the Company's By-Laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

This Proxy is Solicited on Behalf of the Board of Directors of the Company For the Annual Meeting of Shareholders on April 23, 2003.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the "Company"), will be held on Wednesday, April 23, 2003, at 4:30 o'clock p.m., local time, at the Scheman Building, Iowa State Center, Ames, Iowa, and any adjournment or postponement thereof (the "Annual Meeting"), for the following purposes: (i) to elect four members of the Board of Directors of the Company; and (ii) to consider such other business as may properly be brought before the Annual Meeting.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If you are able to attend the meeting and wish to vote your shares in person, you may withdraw your proxy and do so.

The undersigned hereby constitutes and appoints Robert W. Stafford, Marvin J. Walter, and James R. Christy, or any one or more of them, the proxies and attorneys of the undersigned, each with full power of substitution (the action of a majority of them or their substitutes present and acting to be in any event controlling), for and in the name, place and stead of the undersigned to attend the Annual Meeting and to vote as directed below all shares of common stock of the Company held of record by the undersigned on March 19, 2003, with all powers the undersigned would possess if personally present at such meeting.

The Board of Directors unanimously recommends a vote "FOR" the nominees for director listed below.

1.       Election of Directors

         Election of one director, Betty A. Baudler, for a two year term and three directors, James R Larson II, Robert L. Cramer and Warren R. Madden, for three year terms:

         ___      FOR all nominees listed above.


         ___      FOR all nominees listed above except ______________________.


         ___      WITHHOLD AUTHORITY to vote for all nominees.


2. In their discretion, upon such other matters as may properly come before the Annual Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR the nominees for director listed in the accompanying Proxy Statement.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

         Please Vote, Sign,
         Date and Return       __________________________________ Date _________


                               __________________________________ Date _________
                                Signature(s) of Shareholder(s)


         (Please sign exactly as your name(s) appears on this Proxy. When signing as an attorney, executor, administrator, trustee, guardian or another representative capacity, please give your full title as such. Proxies by a corporation should be signed in its name by an authorized officer. Proxies by a partnership should be signed in its name by an authorized person. If more than one name appears, all persons so designated should sign.)

                  [  ]     I plan to attend the Annual Meeting.
                           Spouse or guest attending _________________________

                  [  ]     I plan to attend the Shareholder Dinner.
                           Spouse or guest attending _________________________

                  [  ]     I am unable to attend the Annual Meeting.

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